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                                                                    Exhibit 10.2

                               GENAERA CORPORATION
                      AMENDED 1998 EQUITY COMPENSATION PLAN
                     (as amended and restated July 22, 2002)

     The Genaera Corporation Amended 1998 Equity Compensation Plan (the "Plan") was formerly known as the Magainin Pharmaceuticals, Inc. 1998 Equity Compensation Plan. On March 9th, 2001 the Board of Directors (the "Board") of Genaera Corporation (the "Company") amended the Plan to change the name of the Plan to the Genaera Corporation Amended 1998 Equity Compensation Plan and on March 21, 2001 the Board amended the Plan to increase the number of shares available under the Plan. On May 16, 2001 the Shareholders of the Company voted to approve the increase in the number of shares available under the Plan. The Plan is hereby amended to reflect the amendments to the Plan adopted by the Board and approved by the Shareholders.

     The purpose of the Plan is to provide (i) designated officers (including officers who are also directors) and other employees of the Company and its subsidiaries, (ii) non-employee members of the Board, and (iii) consultants and advisors who perform valuable services for the Company or its subsidiaries, with the opportunity to receive grants of incentive stock options, nonqualified stock options or restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders. For purposes of the Plan, the term subsidiary shall refer to any company (whether a corporation, partnership, joint venture or other entity) in which the Company owns, directly or indirectly, a majority of the shares of capital stock or other equity interest.

1.   Administration

     (a) Committee. The Plan shall be administered and interpreted by a committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and non-employee directors as defined under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the Exchange Act). Notwithstanding the foregoing, the Board of Directors may ratify or approve (and, in the case of Grants to the members of the Committee, shall approve) Grants, in which case references to the Committee shall be deemed to include the Board of Directors.

     (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the

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grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, and (iv) deal with any other matters arising under the Plan.

         (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.       Grants

         Awards under the Plan may consist of grants of stock options as described in Section 5 ("Options") or restricted stock as described in Section 6 ("Restricted Stock") or a combination of both (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.       Shares Subject to the Plan

         (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company (the "Company Stock") that may be issued or transferred under the Plan is 3,500,000 shares. The maximum number of shares of Company Stock that may be issued or transferred as Restricted Stock shall not exceed twenty-five percent (25%) of the aggregate number of shares of Company Stock that may be issued or transferred under the Plan. Notwithstanding anything in the Plan to the contrary, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any one individual during any calendar year shall be 250,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan. Notwithstanding anything in the Plan to the contrary, the Committee shall not amend any Grant Instrument to decrease the Exercise Price of an Option below the Fair Market Value of the Option as of the date on which such Option was granted, and the Committee shall not exchange or substitute any

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Option for an Option at an Exercise Price that is below the Fair Market Value of the exchanged or substituted Option as of the date on which the exchanged or substituted Option was granted.

         (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in a year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.       Eligibility for Participation

         (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Consultants and advisors who perform valuable services to the Company or any of its subsidiaries ("Consultants") shall be eligible to participate in the Plan if the Consultants render bona fide services and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction.

         (b) Selection of Grantees. The Committee shall select the Employees, Consultants, and Non-Employee Directors to receive Grants and determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Consultants, and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

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5.       Granting of Options

         (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Grant of Options to any Employee, Consultant, or Non-Employee Director.

         (b)    Type of Option and Price.

                (i) The Committee may grant Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code ("Incentive Stock Options") or Options which are not intended to so qualify ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.

                (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and shall not be less than the Fair Market Value (as defined below) of a share of such Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any "parent corporation" or "subsidiary corporation" of the Company (within the meaning of sections 424(e) and 424(f) of the Code, respectively), unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

                (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (1) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (2) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

         (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

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         (d)   Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee, in its sole discretion, and specified in the Grant Instrument. The Committee, in its sole discretion, may accelerate the exercisability of any or all outstanding Options at any time for any reason.

         (e)   Termination of Employment or Service.

               (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Company as an Employee, Consultant, or Non-Employee Director. In the event that a Grantee ceases to be employed by, or provide service to, the Company for any reason, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within such time period after the date on which the Grantee ceases to be employed by, or provide service to, the Company as determined by the Committee, but in any event no later than the date of expiration of the Option term (Post-Termination Exercise Period). The Committee may specify the Post-Termination Exercise Period applicable to a Grantee in the Grant Instrument or at any time thereafter; provided, however, that the Post-Termination Exercise Period shall extend for at least 30 days after the date on which the Grantee is notified of the Post-Termination Exercise Period. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.

               (ii) Notwithstanding the foregoing, in the event the Grantee ceases to be employed by, or provide service to, the Company on account of termination for cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

               (iii)   For purposes of this Section 5(e) and Section 6,

                       (A) The term "Company" shall refer to the Company and its subsidiaries.

                       (B) Employed by, or provide service to, the Company shall mean employment or service as an Employee, Consultant or Non-Employee Director (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Consultant and/or a Non-Employee Director), unless the Committee determines otherwise.

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                   (C)    Cause shall mean (i) the Grantee's willful misconduct
with respect to the business and affairs of the Company or any subsidiary or affiliate thereof; (ii) the Grantee's gross neglect of duties or failure to act which materially and adversely affects the business or affairs of the Company or any subsidiary or affiliate thereof; (iii) the Grantee's commission of an act involving embezzlement or fraud or conviction for any felony; or the (iv) the Grantee's breach of an employment or consulting agreement with the Company or any subsidiary or affiliate thereof.

         (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Committee with payment of the Exercise Price. The Grantee shall pay the Exercise Price specified in the Grant Instrument (1) in cash, (2) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of a Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (3) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Option to any registered broker or dealer designated by the Committee ("Designated Broker") in lieu of delivery to the Grantee. Such instructions must designate the account into which the shares are to be deposited. The Grantee may tender a notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due at the time of exercise.

         (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or subsidiary, exceeds $100,000, then such Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent corporation or a subsidiary corporation (within the meaning of sections 424(e) and 424(f) of the Code, respectively).

         (h) Notwithstanding anything in the Plan to the contrary, the Committee may not, at any time, take any of the following actions with regard to any or all outstanding Options, unless such action is approved by a majority vote of the shareholders of the Company; provided, however, that the following provisions of this Section 5(h) shall not apply in the case of an adjustment pursuant to Section 3(b) of the Plan:

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            (1)   Reduce the exercise price of an outstanding Option; provided, however, that this Section 5(h)(1) shall not apply in the case of a Change of Control pursuant to Section 10 of the Plan where the Company is not the surviving entity;

            (2) Cancel or obtain the consent of a Grantee to the Cancellation of his or her outstanding Option in exchange for the grant of or the Company's promise to grant a new Option at a lower exercise price or with an accelerated vesting schedule (including any agreement whereby the Company grants a new Option on the first day following the sixth month anniversary of the cancellation date); provided, however, that in the case of a Change of Control pursuant to Section 10 of the Plan, the Company may accelerate the exercisability of an option pursuant to Section 11 of the Plan;

            (3) Make a grant of Restricted Stock to replace an outstanding Option that has an exercise price that is above the then Fair Market Value of the Company Stock as part of an exchange, buy-back or similar transaction.

6.     Restricted Stock Grants

       The Committee may issue or transfer shares of Company Stock to any Employee, Consultant, or Non-Employee Director under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

       (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for cash consideration or for no cash consideration, at the sole discretion of the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

       (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

       (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

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       (d)   Restrictions on Transfer and Legend on Stock Certificate. During
the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 9(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to receive a stock certificate or certificates, or have the legend removed from the stock certificate or certificates covering any of the shares subject to restrictions, as applicable, when all restrictions on such shares have lapsed. The Committee, in its sole discretion, may determine that the Company will not issue certificates for shares of Restricted Stock, or that the Company retain possession of certificates for any shares issued pursuant to a Restricted Stock Grant, until all restrictions on such shares have lapsed.

       (e) Right to Vote and to Receive Cash Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote any shares of Restricted Stock which have been issued or transferred to the Grantee on the stock transfer records of the Company and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

       (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that all the restrictions shall lapse without regard to any Restriction Period.

7.     Qualified Performance-Based Compensation

       (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Restricted Stock granted to an Employee shall be considered qualified performance-based compensation under section 162(m) of the Code. The provisions of this Section 7 shall apply to Grants of Restricted Stock that are to be considered qualified performance-based compensation under section 162(m) of the Code.

       (b) Performance Period and Performance Goals. When shares of Restricted Stock that are to be considered qualified performance-based compensation are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse (Performance Goals), (ii) the Performance Period during which the Performance Goals must be met (Performance Period), (iii) the threshold, target and maximum amounts that may be paid if the Performance Goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The Performance Goals may relate to the Employee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable Performance Goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in

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assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or goals relating to product development objectives.

       (c) Establishment of Performance Goals. The Committee shall establish the Performance Goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The Performance Goals shall satisfy the requirements for qualified performance-based compensation, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Goals.

       (d) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the Performance Goals have been met, the grants of Restricted Stock for the Performance Period shall not vest.

8.     Withholding of Taxes

       (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from the amount payable under a Grant or from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

       (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock by having shares withheld up to an amount that does not exceed the applicable withholding tax for federal (including FICA), state and local tax liabilities. The election must be in the form and manner prescribed by the Committee and is subject to the prior approval of the Committee.

9.     Transferability of Grants

       (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. The Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other

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than Incentive Stock Options, if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

       (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

10.    Change of Control of the Company

       As used herein, a "Change of Control" shall mean the occurrence of any of the following:

       (a) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the voting power of the then outstanding securities of the Company;

       (b) During any period of two consecutive calendar years there is a change of 25% or more in the composition of the Board of the Company in office at the beginning of the period except for changes approved by at least two-thirds of the Directors then in office who were Directors at the beginning of the period;

       (c)   The shareholders of the Company approve an agreement providing for
(A) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect Directors by a separate class vote) to which all shareholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation, or (B) the sale or other disposition of all or substantially all the assets of the Company, or a liquidation, dissolution or statutory exchange of the Company; or

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       (d)   Any person has commenced, or announced an intention to commence, a tender offer or exchange offer for 40% or more of the voting power of the then-outstanding securities of the Company.

11.    Consequences of a Change of Control

       (a) Notice and Acceleration. Upon a Change of Control, unless the Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change of Control, (ii) all outstanding Options shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse.

       (b) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

       (c) Other Alternatives. Notwithstanding the foregoing, subject to subsection (d) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

       (d) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (c) above) that would make the Change of Control ineligible for pooling of interest accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

12.    Requirements for Issuance or Transfer of Shares

       No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in

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writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

13.    Amendment and Termination of the Plan

       (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by section 422 of the Code or section 162(m) of the Code. Notwithstanding the foregoing, the Board may not, at any time, amend Section 5(b)(ii) or 5(h) of the Plan, unless such amendment is approved by a majority vote of the shareholders of the Company.

       (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or unless extended by the Board with the approval of the shareholders.

       (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under section 19(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

       (d)   Governing Document.  The Plan shall be the controlling document.
No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14.    Funding of the Plan

       This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15.    Rights of Participants

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       Nothing in this Plan shall entitle any Employee, Consultant, Non-Employee
Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

16.    No Fractional Shares

       No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.    Headings

       Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

18.    Effective Date of the Plan

       Subject to the approval of the Company's shareholders, this Plan shall be effective on February 11, 1998.

19.    Miscellaneous

       (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

       (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions

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of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable grants under the Plan comply with the applicable provisions of sections 162(m) and 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

       (c) No Shareholder Rights. Except as otherwise provided by the Committee, a Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

       (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

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